UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2010
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Common Stock Purchase Agreement
          On July 6, 2010, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Small Cap Biotech Value, Ltd. (“SCBV”) pursuant to which we may, subject to certain customary conditions, require SCBV to purchase up to $20.0 million of our shares of common stock over the 24-month term following the effectiveness of the resale registration statement described below. Such arrangement is sometimes referred to as a committed equity line financing facility.
          From time to time over the 24-month term, and in our sole discretion, we may present SCBV with draw down notices requiring SCBV to purchase a specified dollar amount of shares of our common stock, based on the price per share over 10 consecutive trading days (the “Draw Down Period”), with the total dollar amount of each draw down subject to certain agreed-upon limitations based on the market price of our common stock at the time of the draw down. In addition, in our sole discretion, but subject to certain limitations, we may require SCBV to purchase a percentage of the daily trading volume of our common stock for each trading day during the Draw Down Period. We are allowed to present SCBV with up to 24 draw down notices during the 24-month term, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.
          Once presented with a draw down notice, SCBV is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 5.00% to 7.00%, based on a minimum price we specify. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that SCBV will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. Further, if we issue a draw down notice and fail to deliver the shares to SCBV on the applicable settlement date, and such failure continues for 10 trading days, we have agreed to pay SCBV, in addition to all other remedies available to SCBV under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest. We may not issue more than 5,150,680 shares in connection with the committed equity line financing facility (including the shares issuable to SCBV as consideration for its commitment to enter into the Purchase Agreement).
          In consideration for SCBV’s entry into the Purchase Agreement, we have agreed to issue to them 59,921 shares of our common stock. The issuance such shares and all other shares of common stock issuable to SCBV pursuant to the terms of the Purchase Agreement, if any, is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Regulation D promulgated thereunder. We have also agreed to pay $35,000 of investor’s legal fees and expenses.
          We have agreed to indemnify SCBV and its affiliates for losses related to a breach of the representations and warranties by the Company under the Purchase Agreement or the other transaction documents or any action instituted against SCBV or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.
          SCBV is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. SCBV shall use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.
     Registration Rights Agreement
          In connection with the Purchase Agreement, on July 6, 2010, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with SCBV, pursuant to which we granted to SCBV certain registration rights related to the shares issuable in accordance with the Purchase Agreement. Under the Registration Rights Agreement, we

agreed to use our commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements for the purpose of registering the resale of the maximum shares of common stock issuable pursuant to the Purchase Agreement (the “Registrable Securities”). We agreed to file the initial registration statement with the SEC within 60 days of the Purchase Agreement and to cause such registration statement to be declared effective within 120 days of the Purchase Agreement (180 days if the registration statement is reviewed by the SEC). We are also required to use our reasonable efforts to amend such registration statement or file with the SEC such additional registration statement(s) as necessary to allow the continued registered resale of all of the Registrable Securities.
          We also agreed to indemnify SCBV and its affiliates against certain liabilities, including liabilities under the Securities Act.
     Placement Agent Engagement Letter
          Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC (“Reedland”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. We have agreed to pay Reedland, upon each sale of our common stock to SCBV under the Purchase Agreement, a fee equal to 1.0% of the aggregate dollar amount of common stock purchased by SCBV upon settlement of each such sale. We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.
          The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the Engagement Letter is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. On July 7, 2010, we issued a press release announcing the financing arrangement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
          The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated July 7, 2010

4.1	Registration Rights Agreement, dated as of July 6, 2010, by and between the Oncothyreon Inc. and SCBV

10.1	Common Stock Purchase Agreement, dated as of July 6, 2010, by and between the Oncothyreon Inc. and SCBV

10.2	Engagement Letter, dated as of July 6, 2010, by and between the Oncothyreon Inc. and Reedland

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President and Chief Executive Officer

Date: July 7, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated July 7, 2010

4.1	Registration Rights Agreement, dated as of July 6, 2010, by and between the Oncothyreon Inc. and SCBV

10.1	Common Stock Purchase Agreement, dated as of July 6, 2010, by and between the Oncothyreon Inc. and SCBV

10.2	Engagement Letter, dated as of July 6, 2010, by and between the Oncothyreon Inc. and Reedland